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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

City Signal, Inc.
Grand Rapids, Michigan

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of Brooks Fiber Properties, Inc. of our report dated February 29, 1996, relating to the consolidated financial statements of City Signal, Inc.

                                          /s/ BDO Seidman, LLP

                                          BDO Seidman, LLP
Grand Rapids, Michigan

December 19, 1996